Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jill Gutierrez, Chief Executive Officer of Alamogordo Financial Corp. (the “Company”), and Jan R. Thiry, Executive Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2015	/s/ Jill Gutierrez
Jill Gutierrez
Chief Executive Officer

Date: May 15, 2015	/s/ Jan R. Thiry
Jan R. Thiry
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.